Exhibit 99.1

2022 was a transformational year

EMPAVELI®
(pegcetacoplan) injection
1080 mg/20 mL solution

Geographic Atrophy (GA):
Ready to launch first-ever treatment

- ✓ Submitted NDA to U.S. FDA
- ✓ Submitted MAA to EMA
- ✓ U.S. commercial preparations complete; deployed ~100 field-based employees mid-2022
- ✓ Appointed leading retina specialist, Dr. Caroline Baumal as Chief Medical Officer (effective Q1 2023)

Paroxysmal Nocturnal Hemoglobinuria (PNH):
Continued growth in demand

- ✓ ~$65 million[1] in U.S. net product sales
- ✓ Submitted sNDA for PRINCE & 48-week PEGASUS data
- ✓ Submitted sNDA for EMPAVELI injector
- ✓ Completed >800 patient years of systemic dosing[2]

Pipeline:
Leaders in complement

- ✓ Progressed late-stage clinical studies with partner Sobi
- ✓ Advanced early-stage pipeline across therapeutic areas
- ✓ Completed enrollment in Phase 2 ALS study

Apellis

1 Estimated 2022 EMPAVELI U.S. net product sales are unaudited, preliminary and based on management's estimate as of the date of this presentation and are subject to completion of the Company's financial closing procedures. 2. Includes 694 patients as of November 2022 from all subcutaneous pegcetacoplan clinical trials and post-marketing exposure of EMPAVELI.

1